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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-44877, No. 33-54075, and No. 333-38752) pertaining to the
Wellman, Inc. Retirement Plan of our report dated June 28, 2005, with respect to the financial statements and supplemental schedule of the Wellman, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                                           /s/ Ernst & Young LLP

Charlotte, North Carolina
June 28, 2005